UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2022

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Connell Drive, Suite 4200, Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CRMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2022, the Board of Directors (the “Board”) of CorMedix Inc. (the “Company” or “we”) appointed Joseph Todisco as the Chief Executive Officer, commencing on such date as mutually agreed by Mr. Todisco and the Board, but in no event later than May 16, 2022. Mr. Todisco was appointed to serve as a member of the Board on March 18, 2022. Dr. Matthew T. David will continue to serve as Interim Chief Executive Officer and Chief Financial Officer until Mr. Todisco commences employment, after which Dr. David will continue to serve as our Chief Financial Officer.

Mr. Todisco, 46, currently serves as Executive Vice President and Chief Commercial Officer at Amneal Pharmaceuticals, Inc., where he has held multiple roles since 2011 in sales & marketing, international operations, corporate development, and business development & licensing. Mr. Todisco was previously co-founder and managing executive at Gemini Laboratories, and held management roles at Ranbaxy Laboratories and Par Pharmaceuticals. Prior to working in the pharmaceutical industry, Mr. Todisco served as an investment banker at Oppenheimer & Company. Mr. Todisco holds a bachelor’s degree in economics from Georgetown University and an M.B.A. from Fordham Graduate School of Business.

There are no arrangements or understandings between Mr. Todisco and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Todisco and any of the Company’s directors or executive officers. Mr. Todisco has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.

On March 16, 2022, we entered into an employment agreement with Mr. Todisco (the “Employment Agreement”) with respect to his position as Chief Executive Officer. The Employment Agreement has an initial three-year term. After the initial term, the Employment Agreement will automatically renew for successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then current term that the Employment Agreement will not be renewed. During the term of the Employment Agreement, we agree to use our best efforts to cause Mr. Todisco to continue to be elected as a member of our Board and, unless there is a Corporate Transaction (as defined in the Employment Agreement), to include him in the management slate for election as a director at every stockholders meeting during the term at which his term as a director would otherwise expire.

Pursuant to the Employment Agreement, Mr. Todisco will receive an annual salary of $600,000, which may be adjusted from time to time. The base salary cannot be decreased unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in base salary and/or total compensation, provided that any reduction in Mr. Todisco’s salary may be no greater than 25%. Mr. Todisco will be eligible for an annual bonus, based on a target of 65% of his base salary, as determined by our Board or the Compensation Committee of the Board (“Compensation Committee”). In determining such bonus, our Board or Compensation Committee will take into consideration the achievement of specified company objectives and personal objectives. Mr. Todisco generally must be employed through December 31 of a given year to earn that year’s annual bonus. Solely with respect to the 2022 fiscal year, Mr. Todisco will be paid an annual bonus in an amount that is not less than $195,000 (equal to 50% of the 2022 target bonus amount).

Pursuant to the Employment Agreement, effective as of the date Mr. Todisco’s employment with the Company commences (the “Start Date”), we will grant to Mr. Todisco a stock option to purchase 500,000 shares of our common stock, with an exercise price equal to the closing price of our stock on the date of grant. The option will vest over four years in four equal annual installments on the first four anniversaries of the Start Date, provided that Mr. Todisco remains our employee or consultant through the applicable vesting date. Mr. Todisco will also be granted 207,469 restricted stock units (“Initial RSUs”), which will vest as to 50% on the first anniversary of the Start Date, as to 30% on the second anniversary of the Start Date, and as to 20% on the third anniversary of the Start Date, provided that Mr. Todisco remains our employee or consultant through the applicable vesting date.

Commencing in 2023, each year during the term, we will make an annual equity grant to Mr. Todisco, which may include restricted stock, restricted stock units or stock options, with time-based or performance-based vesting, in such amounts and on such terms as the Board or Compensation Committee deems appropriate.

If we terminate Mr. Todisco’s employment for Cause (as defined in the Employment Agreement), he will be entitled to receive only the accrued compensation due to him as of the date of such termination, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law. All outstanding equity awards and stock options then held by Mr. Todisco will be forfeited in the event of termination for Cause.

If we terminate Mr. Todisco’s employment other than for Cause, death or disability, or if he resigns for Good Reason (as defined below), other than within 24 months of a Corporate Transaction, Mr. Todisco will receive the following benefits: (i) payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights otherwise required by law; (ii) payment of his base salary for a period of 12 months, in equal monthly installments, following the termination date; (iii) payment of a prorated annual bonus for the year of termination based on the actual achievement of the specified bonus objectives (“Prorated Bonus”); (iv) if he timely elects continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), monthly payments of the premium to continue such coverage for Mr. Todisco and his eligible dependents in an amount equal to the portion paid by the Company during his employment until the end of the severance period or until he becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first; (v) accelerated vesting of the Initial RSUs; and (v) all other equity awards and stock options that are scheduled to vest on or before the next succeeding anniversary of the date of termination shall vest as of the termination date, provided that any performance-based stock options whose vesting requirements have not been successfully met as of the date of termination will not accelerate.

If we terminate Mr. Todisco’s employment other than for Cause or if he resigns for Good Reason, within 24 months following a Corporate Transaction, Mr. Todisco will receive the following benefits: (i) payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights otherwise required by law; (ii) payment of an amount equal to 150% of the sum of his base salary and target bonus as in effect for the year of termination, which shall be paid in equal monthly installments over 18 months following the termination date; (iii) the Prorated Bonus; (iv) if he timely elects continued health insurance coverage under COBRA, monthly payments of the premium to continue such coverage for Mr. Todisco and his eligible dependents in an amount equal to the portion paid by the Company during his employment until the end of the severance period or until he becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first; and (v) accelerated vesting of all unvested equity awards, with vested options remaining exercisable generally until 12 months following the termination date.

The separation benefits set forth above are conditioned upon Mr. Todisco executing and not revoking a general release of claims.

For purposes of the agreement, “Good Reason” is defined as: (i) any material breach of the Employment Agreement by us; (ii) any material diminution by the Company of Mr. Todisco’s titles, duties, responsibilities, or authority, or the assignment to him of titles, duties, responsibilities, or authority that are inconsistent with his title and position as the Chief Executive Officer; (iii) a material reduction in Mr. Todisco’s annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total compensation, provided that any reduction in Mr. Todisco’s salary may be no greater than 25%; (iv) a material reduction in Mr. Todisco’s target bonus level unless all officers and/or members of our executive management team experience an equal or greater percentage reduction related to target bonus levels, provided that Mr. Todisco’s target bonus level reduction may be no greater than 25%; (v) the relocation of our headquarters and executive offices more than 25 miles from our current headquarters area (excluding a relocation before a Corporate Transaction if the new headquarters is not required to be Mr. Todisco’s primary work location); (vi) the failure to elect or re-elect Mr. Todisco as a member of the Board; (vii) our non-renewal of the Employment Agreement, if Mr. Todisco has timely notified us, in writing, that he is willing and able to renew the Employment Agreement and continue providing his services under the Employment Agreement; and/or (viii) our failure to obtain the assumption in writing of our obligations under the Employment Agreement by any successor entity in connection with a Corporate Transaction within 10 days of the Corporate Transaction.

If Mr. Todisco terminates his employment without Good Reason or if he terminates his employment by providing a notice of nonrenewal at least 90 days before the Employment Agreement is set to expire, Mr. Todisco will not be entitled to receive any payments or benefits other than any accrued compensation, any unpaid prior year’s bonus, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law.

If Mr. Todisco’s employment is terminated as a result of his death or disability, we will pay Mr. Todisco or his estate, as applicable, any accrued compensation, any unpaid prior year’s bonus, and a Prorated Bonus. Any outstanding equity awards will vest or remain exercisable, as applicable, pursuant to the terms of our 2019 Plan and the applicable award agreements.

We will pay Mr. Todisco’s properly substantiated legal fees and expenses incurred in connection with the review of the Employment Agreement, up to $20,000. If Mr. Todisco is not allowed to enroll in our medical and/or dental health plan immediately as of the Start Date, we will reimburse him for any COBRA premiums paid by Mr. Todisco under his prior employer’s health plan for the period from the Start Date until such date that Mr. Todisco is permitted to enroll in our health plan.

Our agreement with Mr. Todisco contains noncompetition, nonsolicitation and confidentiality covenants.

The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01 Other Events

On March 17, 2022, the Company issued a press release announcing the appointment of Joseph Todisco as Chief Executive Officer, as described above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated and effective March 16, 2022, between CorMedix Inc. and Joseph Todisco
99.1	Press Release dated March 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2022	CORMEDIX INC.

	By:	/s/ Matthew T. David
	Name:	Matthew T. David
	Title:	Interim Chief Executive Officer and Chief Financial Officer

3